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                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 16, 2002
                                                         ----------------



                            GREATER COMMUNITY BANCORP
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             (Exact name of registrant as specified in its charter)





     NEW JERSEY                  01-14294                   22-2545165
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    (State of other           (Commission                  (IRS Employer
     jurisdiction of            File No.)                   Identification No.)
     incorporation)



         55 UNION BOULEVARD, TOTOWA, NJ                                07512
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(Address of principal executive offices)                             (Zip Code)




Registrant's telephone number, including area code: 973-942-1111





           (Former name or former address, if changed since last report)


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Item 5.  Other Events


     On January 16, 2002, George E. Irwin, President and CEO of Greater Community Bancorp, announced that the consolidated net income of $6.1 million for 2001, an increase of 26% from $4.8 million in 2000. For the fourth quarter net income was $2.1 million compared to $1.4 million the corresponding period of 2000, an increase of 44%. Diluted earnings per share were $.88 for the year ended 2001 compared to $.71 for the year ended 2000, an increase of 24%. Diluted earnings were $.29 for the fourth quarter of 2001 and $.21 for the final quarter of 2000. All per share results have been adjusted to reflect the 5% stock dividend paid on July 31, 2001. Cash earnings, exclusive of goodwill amortization, per diluted share were $.99 and $.32 for the year ended 2001 and fourth quarter of 2001, respectively, compared to $.83 and $.24 in the same periods of 2000. The diluted earnings per share results were positively impacted by gains realized on the sale of investment securities which accounted for $.04 for the year ended 2001 and $.03 for the fourth quarter of 2001. For 2000 similar security gains accounted for $.01 for both the year-end and the last quarter.

     During 2001 the company provided $885,000 for loan losses compared to $1.0 million in 2000. For the fourth quarters of 2001 and 2000 the provisions were $249,000 and $262,000, respectively.

     Assets at Greater Community Bancorp grew to $660.8 million at December 31, 2001 compared to $607.3 million at December 31, 2000. Deposits grew to $484.6 million from $465.2 million a year ago.

     Greater Community, a holding company, has three bank subsidiaries, Great Falls Bank, Bergen Commercial Bank and Rock Community Bank. In addition it is the parent company of Greater Community Financial, LLC, a full service securities broker-dealer and Highland Capital Corp., an equipment leasing company.



Item 7.  Financial Statements and Exhibits.

     (c) Exhibits.  The following exhibit is being filed with this Report and is attached hereto:

                    99.1 Press Release issued January 16, 2002 relating to the announcement of the forth quarter and year 2001 earnings.


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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                GREATER COMMUNITY BANCORP
                                                (Registrant)




Date:   January 24, 2002                       /s/ Naqi A. Naqvi
       -----------------                       ---------------------------
                                               (Signature)
                                                NAQI A. NAQVI
                                                VICE PRESIDENT AND TREASURER